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                                                                   EXHIBIT 99(B)

                                  NORSTAN, INC.
                   RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN

                          AS AMENDED SEPTEMBER 18, 2003

     1. Purpose. The purpose of this Norstan, Inc. Restated Non-Employee Directors' Stock Plan (the "Restated Plan") is to strengthen the ability of Norstan, Inc. (the "Company") to attract and retain as directors persons of experience and ability who are not employees of the Company or its Subsidiaries ("Non-Employee Directors"), and to encourage such directors to acquire a proprietary interest in the Company, thereby creating an additional incentive to such directors to promote the Company's best interests and to continue as directors. For purposes of this Restated Plan, "Subsidiary" means any corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company. The Board of Directors adopted the Restated Plan to amend and restate the 1986 Directors' Stock Option Plan (the "1986 Plan").

     2. Shares of Stock Subject to This Restated Plan. The number of shares which may be issued pursuant to this Restated Plan shall not exceed 650,000 shares of the $.10 par value common stock of the Company (the "Common Stock"), subject to adjustment as provided herein. Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which expires for any reason or is terminated unexercised as to such shares may again be available for grant under this Restated Plan.

     3. Automatic Option Grant. Under this Restated Plan, each Non-Employee Director is automatically granted an option to purchase shares of Common Stock. Each person who was elected to be a director of the Company at the 1986 Annual Meeting of Shareholders of the Company and who was not an employee of the Company or its Subsidiaries at the time of such election, received a one-time grant of an option under this Restated Plan for 20,000 shares of Common Stock. Each person who was first elected or appointed to be a director of the Company subsequent to the 1986 Annual Meeting of Shareholders of the Company and who was not then an employee of the Company or its Subsidiaries, at the time of such election or appointment, received a one-time grant of an option under this Restated Plan for 20,000 shares of Common Stock. Any other person who during the term of this Restated Plan, is first elected or appointed to be a director of the Company and who is not then an employee of the Company or its Subsidiaries shall, upon such election or appointment, receive a one-time grant of an option under this Restated Plan for 20,000 shares of Common Stock.

     4. Term and Exercise of Option. The term of each option shall be for ten years from the date of grant, subject to earlier termination as provided herein.

          a. As to directors elected at the 1986 Annual Meeting of Shareholders of the Company, except as otherwise provided herein, each option is exercisable in full at any time during the period commencing on the date of grant and ending ten years from the date of grant.

          b. As to directors elected subsequent to the 1986 Annual Meeting of Shareholders of the Company, each option granted will be exercisable in one or more installments as shall determined on the date of grant by the Board of Directors of the Company.


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     5. Issuance and Terms of Option Agreements. Each person to whom an option is granted under this Restated Plan shall be entitled to receive an appropriate agreement evidencing the option and referring to the terms and conditions of this Restated Plan.

     6. Option Price.

          a. Each option agreement shall state the number of shares to which it pertains and shall state the option price, which shall be the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value", as used in this Restated Plan, shall mean the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market System for a pertinent option grant date.

          b. The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, equal to the option price for the shares being purchased; except that any portion of the option price representing a fraction of a share shall in any event be paid in cash, or by delivering instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the exercise price or by any combination of the above. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. As of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised, Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued under the Restated Plan.

     7. Annual Retainer.

          a. The Board shall each year deter-mine the annual retainer payable to all Non-Employee Directors of the Company.

          b. Commencing with the Annual Meeting of Shareholders in September 1995 and on the date of each annual meeting of shareholders thereafter, each Non-Employee Director shall receive for service as a director of the Company his or her annual retainer (exclusive of any per meeting fees, committee fees, bonuses or expense reimbursements), as set from time to time by the Board ("Annual Retainer") in the form of a stock payment ("Stock Payment") in shares of the Company's Common Stock.

          c. The Annual Retainer shall automatically be paid in shares of Common Stock on the date of the Annual Meeting of Shareholders in September of 1995 and on the date of the annual meeting of shareholders in each succeeding year (rounded to the nearest ten shares). The total number of shares of Common Stock included in each Stock Payment shall be determined by dividing the amount of a Non-Employee Director's Annual Retainer that is to be paid in shares of Common Stock by the Fair Market Value of a share of


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     Common Stock. The Annual Retainer payable to each Non-Employee Director elected at the September 1995 Annual Meeting of Shareholders has been set at $10,000 by the Board of Directors. For purposes of the Restated Plan, Fair Market Value shall be determined on September 20, 1995 and on the date of each annual meeting of shareholders thereafter by taking the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market System.

          d. A Non-Employee Director who becomes a member of the Board after the annual meeting of shareholders in any year will be awarded a prorated number of shares based on the number of full months of service for that year. For purposes of determining such number of shares, the Fair Market Value of a share of Common Stock on the day of the director's election or appointment to the Board will be used.

          e. If a Non-Employee Director's services as a board member are terminated prior to the next annual meeting of the Company's shareholders, and such termination is not a qualified termination ("Qualified Termination"), a pro rata portion of the Annual Retainer reflecting payment for service during the remainder of such annual term shall be repaid to the Company by such Non-Employee Director.

          f. Any shares of common stock issued as the Annual Retainer shall be restricted shares and shall not be sold or transferred by the Non-Employee Director for a period of at least six months.

     8. Withholding Taxes. The Company and its Subsidiaries shall have the right to require the payment (through withholding or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the issuance of shares upon the exercise of an option or the payment of the Annual Retainer.

     9. General Restrictions. The issuance of Common Stock or the delivery of certificates for such Common Stock to Non-Employee Directors hereunder shall be subject to the requirement that, if at any time the Company shall reasonably determine, in its discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, the consent Or approval of any government body, or an agreement by the Non-Employee Director with respect to the shares of Common Stock, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

     10. Nontransferability. All options and other rights granted under this Restated Plan shall be nontransferable by the Non-Employee Director, other-wise than by will or the laws of descent and distribution, and shall be exercisable during the Non-Employee Director's lifetime, only by the Non-Employee Director.

     11. Termination of Directorship.

          a. If an optionee shall Tease to be a director of the Company, and such termination is not a Qualified Termination, the optionee may, within a period of two years after the date of such termination, exercise any option hereunder if and to the extent that the optionee was entitled to exercise it at the date of such termination.


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          b. In the event of the death of an optionee while a director of the
     Company, the option theretofore granted to the optionee shall be exercisable only by the proper beneficiary within a period of two years after the date of death.

          c. Notwithstanding paragraphs a and b of this Section 11 or any other provision of this Restated Plan, no option or part of an option shall be exercisable by the optionee or any beneficiary after the expiration of the term of the option.

     12. Qualified Termination. A Qualified Termination is termination of service as a director for any of the following reasons: (a) the director's retirement at any time after age 65, (b) the director's Board service is terminated by reason of the director's death or disability, or (c) the director's Board service is terminated with the consent of a majority of the other directors. In the event of a director's Qualified Termination, any nonvested stock options granted to the director shall immediately vest and may be exercised within a period of two years after the date of such termination and no portion of the Annual Retainer shall be repayable to the Company by the director.

     13. Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar corporate change, then if the Board of Directors shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding option, in the option prices or in other rights granted hereunder or in the maximum number of shares subject to this Restated Plan, such adjustments shall be made by the Board of Directors and shall be conclusive and binding for all purposes of this Restated Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock,

     14. Change in Control. Notwithstanding any other provision contained in the Restated Plan, in case any Change in Control ("Change in Control") occurs, all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms and any and all restrictions on Common Stock issued hereunder shall be immediately waived and released. For the purposes of the Restated Plan, a Change in Control shall be deemed to occur when and if:

          a. Any Person (meaning any individual, firm, corporation, partnership, trust or other entity, and includes a "group" (as that term is used in Sections 13(d) and 14(d) of the Act), but excludes Continuing Directors (as defined below) and benefit plans sponsored by the Company):

               (1) makes a tender or exchange offer for any shares of the Company's outstanding voting securities at any point in time (the "Company Stock") pursuant to which any shares of the Company's Stock are purchased; or

               (2) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least 20% of Company's Stock; or


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               b. The shareholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another unaffiliated corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company; or

               c. A majority of the members of the Board become individuals other than Continuing Directors (as defined below).

               A "Continuing Director" means: (a) any member of the Board as of June 8, 1995, and (b) any other member of the Board, from time to time, who was (i) nominated for election by the Board or (ii) appointed by the Board to fill a vacancy on the Board or to fill a newly-created directorship, in each case excluding any individual nominated or appointed (y) at a Board meeting at which the majority of directors present are not Continuing Directors or (z) by unanimous written action of the Board unless a majority of the directors taking such action are Continuing Directors.

     15. Claim to Stock Ownership or Directorship. Except as otherwise provided herein, no Non-Employee Director shall have any claim or right to be granted an option or to have stock issued under the Restated Plan. No Non-Employee Director, prior to issuance of the stock, shall be entitled to voting rights, dividends or other rights of shareholders except as otherwise provided in this Restated Plan. This Restated Plan shall not be construed as giving any person any right to continue as a director of the Company.

     16. Expenses of Restated Plan. The expenses of administering this Restated Plan shall be borne by the Company.

     17. Amendment or Discontinuance. The Restated Plan may be amended or modified at any time and from time to time by the Board as the Board shall deem advisable, provided, however, that no amendment or modification may become effective without approval by the shareholders of the Company in accordance with Paragraph 21 below if shareholder approval is required to enable the Restated Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable, and provided further, that no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employment Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. No amendment or modification of the Restated Plan shall materially and adversely affect any right of any Non-Employee Director with respect to any Annual Retainer shares theretofore received, or stock options theretofore granted, without such Non-Employee Director's written consent. Unless earlier terminated by action of the Board, the Restated Plan will terminate on August 7, 2005.

     18. Section 16 Compliance. With respect to persons subject to Section 16 of the Act, transactions under this Restated Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Restated Plan or action by the plan administrators falls to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors. Moreover, in the event the Restated Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated



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by reference into the Restated Plan insofar as Non-Employee Directors subject to
Section 16 are concerned. All grants and exercises of options and the issuance of shares under the Restated Plan shall be executed in accordance with Section
16 and any regulations promulgated thereunder.

     19. Interpretation. This Restated Plan shall be administered by the Board of Directors. The interpretation and construction of any provision of this Restated Plan and any option granted hereunder shall be made by the Board of Directors and shall be final, conclusive and binding on the Company, the Non-Employee Director and all other persons.

     20. Governing Law. To the extent not preempted by federal law, the Restated Plan shall be governed by the laws of the State of Minnesota.

     21. Shareholder Approval and Adoption. The Restated Plan shall be submitted to the shareholders of the Company for their approval and adoption at the meeting of shareholders of the Company to be held on September 20, 1995. The Restated Plan, as amended, shall not be effective unless and until the Restated Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Restated Plan only if it is approved and adopted at a meeting of the shareholders duly held on that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of Minnesota. Any option granted under the Restated Plan subsequent to August 8, 1995, and prior to the date of such approval shall be contingent on such approval. The provisions of the Restated Plan including the amendments made herein shall apply to the stock options now outstanding which were granted under the 1986 Plan.

     22. Effective Date the Restated Plan. The effective date of this amended and Restated Plan shall be August 8, 1995, subject to shareholder approval as described above on or before August 7, 1996.

     23. Discretionary Option Grants. In addition to the Automatic Option Grants provided under Paragraph 3 hereof, Non-Employee Directors and former Non-Employee Directors may be granted, in the discretion of the Board, additional stock options to purchase Common Stock of the Company. Such options shall contain such terms and provisions as the Board determines at the time of each grant. Provided, however, that the option price shall be the Fair Market Value on the date the option is granted.



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